EXHIBIT 99.1

SOBRsafe Announces Reverse Stock Split

DENVER, CO / September 30, 2024 / SOBR Safe, Inc. (NASDAQ:SOBR) ("SOBRsafe"), provider of next-generation transdermal alcohol detection solutions, today announced that it will proceed with a 1-for-110 reverse stock split ("Reverse Stock Split") of its outstanding shares of common stock (the "Common Stock") following approval by its board of directors. This ratio is within the range approved by stockholders at the annual meeting of SOBRsafe’s shareholders held on June 3, 2024.

The Reverse Stock Split is expected to become effective at 12:01 a.m., Eastern Time, on October 2, 2024. SOBRsafe expects the Common Stock will begin trading on a post-split basis at the market open on October 2, 2024, under the existing symbol "SOBR" with the new CUSIP number 833592 306.

The primary goal of the Reverse Stock Split is to increase the per share market price of the Common Stock to regain compliance with Nasdaq's minimum bid price requirement for continued listing on The Nasdaq Capital Market.

When the Reverse Stock Split is effective, every 110 shares of the Common Stock issued and outstanding will be combined automatically into one share of Common Stock. The Reverse Stock Split will apply equally to all outstanding shares of Common Stock, and each stockholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split, except for minor adjustments that may result from the treatment of fractional shares. No fractional shares will be issued in connection with the Reverse Stock Split. With respect to any fractional shares, fractional amounts will be rounded up to the nearest whole number with post-split shares issuable to any shareholder who would otherwise be entitled to receive a fractional post-split share. Additionally, all common shares equivalent securities including warrants and equity compensation awards outstanding immediately prior to the Reverse Stock Split will be proportionately adjusted.

Equiniti Trust Company, LLC ("Equiniti"), formerly American Stock Transfer & Trust Company, is acting as the exchange agent and transfer agent for the Reverse Stock Split.

Stockholders holding their shares electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders holding certificated shares will receive a transmittal letter from Equiniti as soon as practicable after the Reverse Stock Split is affected. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate or certificates representing the pre-Reverse Stock Split shares of Common Stock for a statement of ownership. Stockholders owning shares through a bank, broker or other nominee will have their positions adjusted to reflect the Reverse Stock Split.

Additional information about the Reverse Stock Split can be found in SOBRsafe's definitive proxy statement (Form DEF 14A) filed with the U.S. Securities and Exchange Commission (the "SEC") on May 13, 2024.

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About SOBRsafe™

Alcohol misuse is the fourth leading cause of preventable death in America, and the seventh worldwide. Yet prevention and monitoring solutions have not kept pace with this epidemic. Legacy technologies are invasive and inefficient, unhygienic and unconnected. There has to be a better way.

Enter SOBRsafe™. Our advanced transdermal (touch-based) technology detects and instantaneously reports the presence of alcohol as emitted through a user’s skin - no breath, blood or urine sample is required. With a powerful backend data platform, SOBRsafe provides next generation, passive detection technology for the behavioral health, judicial and consumer markets, and for licensing and integration.

The SOBRsafe technology is commercially available for point-of-care screening (SOBRcheck) and continuous monitoring (SOBRsure). At SOBRsafe, our mission is to create better outcomes and save lives. To learn more, visit www.sobrsafe.com.

Contact SOBRsafe:

IR@sobrsafe.com

Safe Harbor Statement

Our prospects here at SOBRsafe are subject to uncertainties and risks. This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. The Company intends that such forward-looking statements be subject to the safe harbor provided by the foregoing Sections. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this presentation. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. We caution readers not to place undue reliance upon any such forward-looking statements. The Company does not undertake to publicly update or revise forward-looking statements, whether because of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in the Company’s filings with the SEC which can be found on the SEC’s website at www.sec.gov.

SOURCE: SOBR Safe, Inc.

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